Exhibit 99.1

NEWS
RELEASE

2011-04

FOR IMMEDIATE RELEASE
Contact: Kristine Boyd
(713) 688-9600 x135

FRONTIER OIL REPORTS FOURTH QUARTER 2010 RESULTS

HOUSTON, TEXAS, February 24, 2011 – Frontier Oil Corporation (NYSE: FTO) today announced net income of $3.6 million, or $0.03 per diluted share, for the quarter ended December 31, 2010, compared to a net loss of $75.1 million, or $0.72 per share, for the quarter ended December 31, 2009.  For the twelve months ended December 31, 2010, Frontier reported net income of $37.8 million, or $0.36 per diluted share, compared to a net loss of $83.8 million, or $0.81 per share, for the twelve months ended December 31, 2009.  Fourth quarter 2010 results included an after-tax hedging loss of $9.6 million, or $0.09 per share, compared to an after-tax hedging loss of $5.3 million, or $0.05 per share, for the fourth quarter 2009.  Fourth quarter and full year results benefitted from improvements in crude oil differentials and product margins, higher refinery throughput, and reductions in corporate overhead, as well as operating expenses at both refineries.

Frontier’s average diesel crack spread more than doubled in the most recent quarter to $15.21 per barrel, compared to $7.03 per barrel in the fourth quarter of 2009.  Frontier’s average gasoline crack spread increased to $5.65 per barrel in the fourth quarter of 2010, up from $4.40 per barrel in the same period of 2009.  Frontier’s average light/heavy differential improved by 93% to $14.86 per barrel in the fourth quarter of 2010, compared to $7.71 per barrel in the same period of 2009, due to increased Canadian and domestic crude oil production as well as unplanned crude pipeline maintenance in 2010.  The WTI/WTS spread improved to an average $2.58 per barrel in the most recent quarter, from $2.27 per barrel in the fourth quarter of 2009.

Frontier’s total crude charges for the fourth quarter of 2010 averaged 177,339 barrels per day (“bpd”), up from 121,840 bpd in the fourth quarter of 2009, partially due to reduced throughput during the fourth quarter 2009 turnaround on the El Dorado Refinery’s FCCU and gasoil hydrotreater, but also due to record average crude throughput achieved at the El Dorado Refinery in the most recent quarter.  Despite these increases in throughput, both refineries achieved lower operating costs in the fourth quarter and full year of 2010.  Combined refinery operating expenses, excluding depreciation, were reduced to $77.9 million in the most recent quarter, compared to $82.9 million in the fourth quarter of 2009, and $281.8 million for the full year of 2010, down from $295.5 million in 2009.  In addition, the Company’s overhead expenses were lowered by 20%, or $11.5 million, in 2010 compared to 2009, primarily due to reduced personnel costs.

Frontier’s Chairman, President and CEO, Mike Jennings, commented, “2010 marked a turning point in the recent refining cycle and a significant step forward for Frontier in the sustainable initiatives being achieved throughout the Company.  Refining fundamentals improved significantly in the second half of last year and have continued on this path year-to-date in 2011, particularly for refiners with access to midcontinent crudes.  Our results thus far in 2011 have benefitted from wider crude differentials and depressed WTI pricing relative to Brent and Light Louisiana Sweet (LLS) crude oils.  We believe we will continue to benefit from the growth of crude oil production in Western Canada, the Bakken Shale, the Niobrara and the Permian Basin, as these crudes pressure the current storage capacity in Cushing, Oklahoma and thereby reduce our feedstock cost.”

“Although the operating environment has materially improved,” Jennings continued, “we remain dedicated to completing our internal improvement efforts in Cheyenne this year including the final phase of the LPG recovery project.  Based on the successful results of the past year, we are pleased to reinstate our regular quarterly dividend of $0.06 per share, supplemented with a $0.28 special dividend.”

“The big news is our proposed merger with Holly Corporation announced earlier this week, which we believe will create one of the strongest, most profitable and best capitalized independent refining companies in the United States.  We are excited by the opportunities that lie ahead in combining these excellent companies with complex refineries in advantaged crude and product markets,” Jennings concluded.

For the three months ended December 31, 2010, Frontier generated $7.7 million in cash flow before changes in working capital and $172.1 million in cash flow from operations, and invested $23.3 million in capital expenditures.  As of December 31, 2010, Frontier maintained a cash balance of $558.6 million, which exceeded long-term debt by $210.9 million, and the Company had $543.4 million of working capital. In addition, there were no cash borrowings under the Company’s $500.0 million revolving credit facility, which had $208.0 million of borrowing base availability for cash borrowings at quarter-end.

Conference Call

A conference call is scheduled for today, February 24, 2011 at 10:00 a.m. central time, to discuss the financial results.  To access the call, which is open to the public, please dial (800) 447-0521 several minutes prior to the call (international callers (847) 413-3238), passcode 28865188.  A recorded replay of the call may be heard through March 10, 2011 by dialing (888) 843-7419 (international callers (630) 652-3042), passcode 28865188.  In addition, the real-time conference call and a recorded replay will be available via webcast by registering from the Investor Relations page of our website www.frontieroil.com.

Frontier operates a 135,000 bpd refinery located in El Dorado, Kansas, and a 52,000 bpd refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.  Information about the Company may be found on its website at www.frontieroil.com.

Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger will be submitted to Frontier’s shareholders for their consideration, and the issuance of Holly common stock in connection with the proposed merger will be submitted to Holly’s shareholders for their consideration.  Holly will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by Frontier and Holly to solicit the required approval of their shareholders in connection with the proposed merger and will constitute a prospectus of Holly. Frontier and Holly may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF FRONTIER AND HOLLY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Frontier and Holly, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Frontier will be available free of charge on Frontier’s website at www.frontieroil.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Frontier’s Investor Relations Department at (713) 688-9600. Copies of the documents filed with the SEC by Holly will be available free of charge on Holly’s website at www.hollycorp.com under the tab “Investors” or by contacting Holly’s Investor Relations Department at (214) 871-3555.
Frontier, Holly and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frontier and stockholders of Holder in connection with the proposed transaction. Information about the directors and executive officers of Frontier is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 22, 2010.  Information about the directors and executive officers of Holly is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 25, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this document include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the effects of the proposed merger and statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to Frontier and Holly as of today’s date, and are not guarantees of the future performance of Frontier, Holly or the combined company, and actual results may vary materially from the results and expectations discussed.  For instance, although Frontier and Holly have signed an agreement for a subsidiary of Holly to merge with and into Frontier, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive the necessary approval of Frontier’s shareholders or Holly’s stockholders or government approvals or if either Frontier or Holly fails to satisfy conditions to closing.  Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of Frontier’s and Holly’s business and the combined company’s ability to compete in the highly competitive refining and marketing industry.  The revenues, earnings and business prospects of Frontier, Holly and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in Frontier’s, Holly’s and the combined company’s markets; the demand for and supply of crude oil and refined products; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines; effects of governmental and environmental regulations and policies; the availability and cost of financing; the effectiveness of capital investments and marketing strategies; efficiency in carrying out construction projects; the ability to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist attacks and the consequences of any such attacks; and general economic conditions.
Frontier cautions that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Frontier’s and Holly’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning Frontier, Holly, the proposed merger or other matters and attributable to Frontier or Holly or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  We undertake no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

FRONTIER OIL CORPORATION

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
INCOME STATEMENT DATA ($000s except per share)
Revenues	$5,884,906	$4,237,213	$1,647,410	$1,088,539
Raw material, freight and other costs	5,367,278	3,888,308	1,522,450	1,073,967
Refining operating expenses, excluding depreciation (1)	281,793	295,509	77,904	82,894
Selling and general expenses, excluding depreciation	47,192	58,668	11,802	19,731
Gain on sale of assets	(1)	-	-	-
Operating income (loss) before depreciation	188,644	(5,272)	35,254	(88,053)
Depreciation, amortization and accretion (1)	104,821	100,098	25,653	26,312
Operating income (loss)	83,823	(105,370)	9,601	(114,365)
Interest expense and other financing costs	32,581	28,187	8,275	7,141
Interest and investment income	(2,345)	(2,279)	(554)	(331)
Provision (benefit) for income taxes	15,802	(47,518)	(1,747)	(46,121)
Net income (loss)	$37,785	$(83,760)	$3,627	$(75,054)
Diluted earnings (loss) per share of common stock	$0.36	$(0.81)	$0.03	$(0.72)
Average shares outstanding (000s)	105,726	103,597	106,320	103,774

OTHER FINANCIAL DATA ($000s)
Adjusted EBITDA (2)	$188,644	$(5,272)	$35,254	$(88,053)
Cash flow before changes in working capital (3)	126,097	46,446	7,655	(47,757)
Working capital changes	106,066	94,496	164,479	41,633
Net cash provided (used) by operating activities	232,163	140,942	172,134	(6,124)
Net cash provided (used) by investing activities	(84,632)	(170,770)	(23,342)	(49,196)
Net cash used by financing activities	(14,170)	(28,424)	(3,802)	(6,714)

OPERATIONS
Consolidated
Operations (bpd)
Total charges	184,394	169,911	193,455	138,673
Gasoline yields	89,128	80,201	94,138	69,493
Diesel yields	69,609	66,039	68,497	52,360
Total sales	188,729	175,272	202,485	152,672

Refinery operating margins information ($ per bbl)
Refined products revenue	$85.33	$66.32	$89.25	$78.01
Raw material, freight and other costs	77.92	60.78	81.73	76.46
Refinery operating expenses, excluding depreciation (1)	4.09	4.62	4.18	5.90
Depreciation, amortization and accretion (1)	1.52	1.56	1.37	1.87

Cheyenne Refinery average laid-in crude oil differential ($ per bbl) (4)	$6.89	$4.28	$12.03	$5.11
Cheyenne Refinery average light/heavy crude oil differential ($ per bbl)	11.79	6.61	16.62	8.56
Average WTI/WTS differential ($ per bbl)	2.15	1.65	2.58	2.27
El Dorado Refinery average laid-in crude oil differential ($ per bbl) (4)	2.61	3.31	3.76	2.93
El Dorado Refinery average light/heavy crude oil differential ($ per bbl)	8.60	6.01	13.18	6.93

BALANCE SHEET DATA ($000s)	At December 31, 2010		At December 31, 2009
Cash, including cash equivalents (a)		$558,641		$425,280
Working capital		543,433		498,190
Short-term and current debt (b)		-		-
Total long-term debt (c)		347,773		347,485
Shareholders' equity (d)		986,547		943,976
Net debt to book capitalization (b+c-a)/(b+c-a+d)		-27.2%		-9.0%

(1)	Prior period amounts are adjusted to reflect current year presentation of turnaround and catalyst amortization as depreciation, amortization, and accretion instead of refinery operating expense.

(2)
Adjusted EBITDA represents income before interest expense and other financing costs, interest and investment income, income tax, and depreciation, accretion and amortization. Adjusted EBITDA is not a calculation based upon generally accepted accounting principles; however, the amounts included in the Adjusted EBITDA calculation are derived from amounts included in the consolidated financial statements of the Company.  Adjusted EBITDA should not be considered as an alternative to net income or operating income, as an indication of operating performance of the Company or as an alternative to operating cash flow as a measure of liquidity. Adjusted EBITDA is not necessarily comparable to similarly titled measures of other companies.  Adjusted EBITDA is presented here because the Company believes it enhances an investor’s understanding of Frontier’s ability to satisfy principal and interest obligations with respect to Frontier’s indebtedness and to use cash for other purposes, including capital expenditures.  Adjusted EBITDA is also used for internal analysis and as a basis for financial covenants. Frontier’s Adjusted EBITDA for the twelve months and three months ended December 31, 2010 and 2009 is reconciled to net income as follows:

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss)	$37,785	$(83,760)	$3,627	$(75,054)
Add provision (benefit) for income taxes	15,802	(47,518)	(1,747)	(46,121)
Add interest expense and other financing costs	32,581	28,187	8,275	7,141
Subtract interest and investment income	(2,345)	(2,279)	(554)	(331)
Add depreciation, amortization and accretion (1)	104,821	100,098	25,653	26,312
Adjusted EBITDA	$188,644	$(5,272)	$35,254	$(88,053)

(3)   Cash flow before changes in working capital represents cash flow excluding the effects of changes to cash flow related to changes in working capital. Cash flow before changes in working capital is not a calculation based upon generally accepted accounting principles; however, the amounts included in the cash flow before changes in working capital calculation are derived from amounts included in the consolidated financial statements of the Company. Cash flow before changes in working capital is presented here because the Company believes it enhances an investor’s understanding of Frontier’s cash flow irrespective of the cash used in or provided by the working capital accounts. Frontier’s cash flow before changes in working capital for the three and twelve months ended December 31, 2010 and 2009 is reconciled to net income as follows:

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss)	$37,785	$(83,760)	$3,627	$(75,054)
Depreciation, amortization and accretion (1)	104,821	100,098	25,653	26,312
Deferred income taxes (benefit) provision	1,963	31,082	(2,383)	16,747
Stock-based compensation expense	15,840	20,608	3,550	5,415
Excess income tax benefits of stock-based compensation	(152)	(244)	-	(17)
Amortization of debt issuance costs	1,485	1,489	369	372
Senior notes discount amortization	288	264	74	68
Decrease (increase) in allowance for investment loss and bad debts	(184)	500	-	-
Loss on extinguishment of debt	750	-	750	-
Gain on sales of assets	(1)	-	-	-
Increase (decrease) in other long-term liabilities	(27,270)	10,829	(22,318)	95
Turnaround and catalyst costs paid	(8,804)	(33,477)	(1,062)	(21,690)
Other	(424)	(943)	(605)	(5)
Cash flow before changes in working capital	126,097	46,446	7,655	(47,757)
Changes in working capital from operations	106,066	94,496	164,479	41,633
Net cash provided by operating activities	$232,163	$140,942	$172,134	$(6,124)

(4)
Average laid-in crude oil differential is the weighted average differential between the NYMEX WTI crude oil price and the composite cost of all crude oil purchased and delivered to the Company’s refineries.

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